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                                                                 EXHIBIT 5.1


                         CARLSMITH BALL WICHMAN CASE & ICHIKI
                                   ATTORNEYS AT LAW
                       A PARTNERSHIP INCLUDING LAW CORPORATIONS
                                     P.O. BOX 656
                                HONOLULU, HAWAII 96809

                               TELEPHONE (808) 523-2500
                                  FAX (808) 523-0842


                                    April 23, 1998




Mauna Loa Macadamia Partners, L.P.
828 Fort Street Mall
Honolulu, Hawaii 96813

          Re:  REGISTRATION STATEMENT ON FORM S-4 (NO. 333-46271)

Gentlemen:

          We have acted as counsel to Mauna Loa Macadamia Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the Registration Statement on Form S-4 (Registration No. 333-46271) filed with the Securities and Exchange Commission (the "Registration Statement") for the purposes of registering under the Securities Act of 1933, as amended (the "Act"), Class A Depositary Units Representing Limited Partners' Interests (the "Units"), to be issued in connection with the proposed merger (the "Merger") of
C. Brewer Homes, Inc. ("Homes") with and into the Partnership pursuant to an Amended and Restated Agreement and Plan of Merger dated as of December 18, 1997 between the Partnership and Homes. Capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

          In connection with this opinion, we have examined such partnership records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuiness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have also relied without independent verification as to certain matters on information obtained from


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Mauna Loa Macadamia Partners, L.P.
April 23, 1998
Page 2


public officials, officers of the Partnership and Homes and other sources believed by us to be reliable.

          Upon the basis of the aforementioned examination, we advise you that, in our opinion:

          1. When the Registration Statement has become effective under the Act, the Merger and the Partnership's Amended Partnership Agreement have become effective in accordance with the laws of the State of Delaware and the terms and conditions of the Merger Agreement, and the Units have been issued and delivered as contemplated by the Merger Agreement and the Registration Statement in conversion of shares of Homes Class A Common Stock and Class B Common Stock, par value $0.01 per share, that are outstanding immediately prior to the effective time of the Merger, such Units will be validly issued.

          2. Neither the Partnership's certificate of limited partnership, its Amended Partnership Agreement nor the Delaware Revised Uniform Limited Partnership Act (the "Delaware RULPA") authorizes any assessment to be made against holders of Units so issued except to the extent authorized by
Section 17-607 of the Delaware RULPA. The foregoing opinion does not preclude liability for partnership obligations under Section 17-303 of the Delaware RULPA of (a) any holder of Units that is a general partner, or (b) any holder of Units who participates in control of the Partnership within the meaning of
Section 17-303 of the Delaware RULPA and engages in conduct that causes one or more persons doing business with the Partnership to reasonably believe based upon such holder's conduct that such holder is a general partner.

          The foregoing opinion is limited to the Federal laws of the United States, the Delaware RULPA and the general corporate laws of the State of Delaware as in effect on the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        CARLSMITH BALL WICHMAN
                                           CASE & ICHIKI